EXHIBIT 3.1.2
                                                                   -------------

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                            GRIFFIN INDUSTRIES, INC.

         A Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         The charter of the corporation is hereby amended as follows:


         1. The name of the corporation is Perfisans Holdings, Inc.


         2. Additionally, the shareholders consented to a reverse split of the Company's common stock on a 1 to 30 basis.

         This amendment of the charter of the corporation has been approved by the Board of Directors and majority vote of the shareholders.

         We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

         Effective the 3rd day of December, 2003

                                                           /s/ Paul Adams
                                                           --------------
                                                           Paul Adams, President


Nathan W. Drage
---------------
Nathan W. Drage, Secretary

Return Address of filing party:
    Nathan W. Drage, P.C. Law Office
    4766 Holladay Blvd.
    Holladay,   UT   84117